 As filed with the Securities and Exchange Commission on June 18, 1999
                                                          Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                          COULTER PHARMACEUTICAL, INC.
             (Exact name of registrant as specified in its charter)

                      Delaware                        94-3219075
              (State of Incorporation)     (I.R.S. Employer Identification No.)




                          Coulter Pharmaceutical, Inc.
                              600 Gateway Boulevard
                          South San Francisco, CA 94080
                    (Address of principal executive offices)




                     1996 Equity Incentive Plan, as amended
                            (Full title of the plans)



                                Michael F. Bigham
                      President and Chief Executive Officer
                          Coulter Pharmaceutical, Inc.
                              600 Gateway Boulevard
                          South San Francisco, CA 94080
                                 (650) 553-2000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)





                                   Copies to:
                              James C. Kitch, Esq.
                               COOLEY GODWARD LLP
                              Five Palo Alto Square
                               3000 El Camino Real
                            Palo Alto, CA 94306-2155
                                 (650) 843-5000

                                               CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
   TITLE OF SECURITIES      AMOUNT TO BE REGISTERED     PROPOSED MAXIMUM        PROPOSED MAXIMUM              AMOUNT OF
     TO BE REGISTERED                                        OFFERING               AGGREGATE             REGISTRATION FEE
                                                         PRICE PER SHARE(1)      OFFERING PRICE(1)
--------------------------------------------------------------------------------------------------------------------------------
 Stock Options and Common      2,000,000 shares               $19.2188              $38,437,500               $10,685.63
 Stock (par value $.001)
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on June 15, 1999 as reported on the Nasdaq Stock Market(R).

                     INCORPORATION OF DOCUMENTS BY REFERENCE


          The contents of Registration Statement on Form S-8 No. 333-23265 filed with the Securities and Exchange Commission ("SEC") on March 13, 1997 and Registration Statement on Form S-8 No. 333-62867 filed with the SEC on September 3, 1998 are incorporated by reference herein.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

          The legality of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, Palo Alto, California ("Cooley Godward"). As of the date of this prospectus, Cooley Godward and certain members of Cooley Godward beneficially owned an aggregate of approximately 10,558 shares of the Registrant's Common Stock. James C. Kitch, a partner at Cooley Godward LLP, is Secretary of the Company.

                                    EXHIBITS

EXHIBIT
NUMBER
-------
     5.1           Opinion of Cooley Godward LLP
    23.1           Consent of Ernst & Young LLP
    23.2           Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
    24.1           Power of Attorney is contained on the signature pages.
    99.1           1996 Equity Incentive Plan, as amended as of May 21, 1999.
   *99.2           Form of Incentive Stock Option Agreement used in connection with the
                   Incentive Plan
   *99.3           Form of Nonstatutory Stock Option Agreement used in
                   connection with the Incentive Plan



* Documents incorporated by reference from the Registrant's Registration Statement on Form S-1 (File No. 333-17661) filed with the SEC on December 11, 1996.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on June 18, 1999.

                                           COULTER PHARMACEUTICAL, INC.

                                           /s/ Michael F. Bigham
                                           -----------------------
                                           Michael F. Bigham
                                           President & Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael F. Bigham and William G. Harris, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                TITLE                               DATE
              ---------                                -----                               ----
/s/ Michael F. Bigham                      President, Chief Executive Officer         June 18, 1999
--------------------------------------     and Director
(Michael F. Bigham)


/s/ William G. Harris                      Vice President and Chief Financial         June 18, 1999
--------------------------------------     Officer (Principal Financial and
(William G. Harris)                        Accounting Officer)


/s/ Arnold Oronsky, Ph.D.                  Chairman of the Board                      June 18, 1999
--------------------------------------
(Arnold Oronsky, Ph.D.)


/s/ Brian G. Atwood                        Director                                   June 18, 1999
--------------------------------------
(Brian G. Atwood)


/s/ Joseph R. Coulter, III                 Director                                   June 18, 1999
--------------------------------------
(Joseph R. Coulter, III)


/s/ Donald L. Lucas                        Director                                   June 18, 1999
--------------------------------------
(Donald L. Lucas)


/s/ Robert Momsen                          Director                                   June 18, 1999
--------------------------------------
(Robert Momsen)


/s/ George J. Sella, Jr.                   Director                                   June 18, 1999
--------------------------------------
(George J. Sella, Jr.)


/s/ Sue Van                                Director                                   June 18, 1999
--------------------------------------
(Sue Van)

                                  EXHIBIT INDEX


   EXHIBIT                                                                                       SEQUENTIAL PAGE
   NUMBER                                       DESCRIPTION                                         NUMBERS
   ------                                       -----------                                      ---------------
      5.1        Opinion of Cooley Godward LLP                                                           7
     23.1        Consent of Ernst & Young LLP                                                            8
     23.2        Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this                      --
                 Registration Statement
     24          Power of Attorney is contained on the signature pages.                                 --
     99.1        1996 Equity Incentive Plan, as amended as of May 21, 1999.                              9
    *99.2        Form of Incentive Stock Option Agreement used in connection with the                   --
                 Incentive Plan.
    *99.3        Form of Nonstatutory Stock Option Agreement used in connection with the                --
                 Incentive Plan.




* Documents incorporated by reference from the Registrant's Registration Statement on Form S-1 (File No. 333-17661) filed with the SEC on December 11, 1996.